UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report: March 18, 2005

Science Applications International Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-12771	95-3630868
(Commission File Number)	(I.R.S. Employer Identification No.)

10260 Campus Point Drive, San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

(858) 826-6000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Item 2.01 Completion of Acquisition of Disposition of Assets

On March 15, 2005, Science Applications International Corporation (“SAIC”) completed the sale of the stock of its subsidiary, Telcordia Technologies, Inc. (“Telcordia”), to TTI Holding Corporation (“TTI”), an affiliate of Warburg Pincus LLC and Providence Equity Partners Inc. for approximately $1.35 billion in cash, subject to certain adjustments. The purchase price paid to SAIC at closing was reduced by (i) an estimated working capital adjustment of approximately $225 million, which included approximately $201 million of cash received by SAIC from Telcordia prior to closing related to deferred revenue arising from customer contract prepayments and (ii) other estimated adjustments of approximately $115 million, which included estimated net proceeds of approximately $110 million received by SAIC from the sale of certain real estate of Telcordia to an unrelated third party prior to the closing. The purchase price paid at closing is subject to final adjustment after determination of the actual adjustments that were estimated at closing.

In addition to cash paid at closing, SAIC is entitled to receive additional amounts as contingent purchase price from any future net proceeds Telcordia receives from any judgment or settlement of the litigation Telcordia initiated against Telkom South Africa and fifty percent (50%) of any future net proceeds Telcordia receives in connection with the prosecution of certain patent rights of Telcordia. SAIC has customary indemnification obligations owing to TTI as well as an obligation to indemnify TTI against any loss Telcordia may incur as a result of an adverse judgment in the Telkom South Africa litigation.

The foregoing description of the sale of the stock of Telcordia does not purport to be a complete description of the transaction, which is qualified in its entirety by reference to the Stock Purchase Agreement, as amended, attached hereto as Exhibit 99.1.

SAIC issued a press release on March 15, 2005 announcing the sale of Telcordia, which is attached as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits

(b) Pro forma financial information

Filed herewith as Exhibit 99.3 is pro forma financial information reflecting the sale of Telcordia.

(c) Exhibits

Exhibit 99.1	Stock Purchase Agreement between Science Applications International Corporation and TTI Holding Corporation dated as of November 17, 2004, as amended on February 14, 2005 and March 11, 2005

Exhibit 99.2	SAIC press release dated March 15, 2005

Exhibit 99.3	Pro forma financial information

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)	SCIENCE APPLICATIONS
INTERNATIONAL CORPORATION

Date: March 18, 2005	By:	/s/ DOUGLAS E. SCOTT
Douglas E. Scott
	Its:	Senior Vice President
General Counsel and Secretary